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                                                                   Exhibit 99.20

                                CODE OF GEORGIA
            TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS
                       CHAPTER 2.  BUSINESS CORPORATIONS
                       ARTICLE 8. DIRECTORS AND OFFICERS
                            PART 5. INDEMNIFICATION


14-2-202  Articles of incorporation.

    (a) The articles of incorporation must set forth:

     (1) A corporate name for the corporation that satisfies the requirements of Code Section 14-2-401;

     (2) The number of shares the corporation is authorized to issue;

     (3) The street address and county of the corporation's initial registered office and the name of its initial registered agent at that office;

     (4) The name and address of each incorporator; and

     (5) The mailing address of the initial principal office of the corporation.

    (b) The articles of incorporation may set forth:

     (1) The names and addresses of the individuals who are to serve as the initial directors;

     (2) Provisions not inconsistent with law regarding:

      (A) The purpose or purposes for which the corporation is organized;

      (B) Managing the business and regulating the affairs of the corporation;

      (C) Defining, limiting, and regulating the powers of the corporation, its board of directors, and shareholders;

      (D) A par value for authorized shares or classes of shares; and

      (E) The imposition of personal liability on shareholders for the debts of the corporation to a specified extent and upon specified conditions;

     (3) Any provision that under this chapter is required or permitted to be set forth in the bylaws;

     (4) A provision eliminating or limiting the liability of a director to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability:

       (A) For any appropriation, in violation of his or her duties, of any business opportunity of the corporation;

       (B) For acts or omissions which involve intentional misconduct or a knowing violation of law;

       (C) For the types of liability set forth in Code Section 14-2-832; or

       (D) For any transaction from which the director received an improper personal benefit, provided that no such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective; and

     (5) A provision that, in discharging the duties of their respective positions and in determining what is believed to be in the best interests of the corporation, the board of directors, committees of the board of directors, and individual directors, in addition to considering the effects of any action on the corporation or its shareholders, may consider the interests of the employees, customers, suppliers, and creditors of the corporation and its subsidiaries, the communities in which offices or other establishments of the corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that any such provision shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.
    (c) The articles of incorporation need not set forth any of the corporate powers enumerated in this chapter.

14-2-850  Part definitions.

As used in this part, the term:

    (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.
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     (2) "Director" or "officer" means an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. Director or officer includes, unless the context otherwise requires, the estate or personal representative of a director or officer.

     (3) "Disinterested director" means a director who at the time of a vote referred to in subsection (c) of (S) Code Section 14-2-853 or a vote or selection referred to in subsection (b) or (c) of (S) Code Section 14-2-855 or subsection (a) of (S) Code Section 14-2-856 is not:

      (A) A party to the proceeding; or

      (B) An individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

     (4) "Expenses" includes counsel fees.

     (5) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

     (6)  "Official capacity" means:

      (A) When used with respect to a director, the office of director in a corporation; and

      (B) When used with respect to an officer, as contemplated in Code (S)
Section 14-2-857, the office in a corporation held by the officer. Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

     (7) "Party" means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

     (8) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.


14-2-851  Authority to indemnify.

     (a) Except as otherwise provided in this Code section, a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if:

     (1) Such individual conducted himself or herself in good faith; and

     (2) Such individual reasonably believed:

      (A) In the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation;

      (B) In all other cases, that such conduct was at least not opposed to the best interests of the corporation; and

      (C) In the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

     (b) A director's conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the
requirement of subparagraph     (a)(2)(B) of this Code section.

     (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Code section.

     (d) A corporation may not indemnify a director under this Code section:

      (1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under this Code section; or
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     (2) In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.


14-2-852  Mandatory indemnification.

 A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.


14-2-853  Advance for expenses.

    (a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

     (1) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Code Section 14-2-851 or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by paragraph
 (4) of subsection (b) of Code Section 14-2-202; and

     (2) His or her written undertaking to repay any funds advanced if it is ultimately determined that the director is not entitled to indemnification under this part.

    (b) The undertaking required by paragraph (2) of subsection (a) of this Code section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

    (c) Authorizations under this Code section shall be made:

      (1) By the board of directors:

      (A) When there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or

      (B) When there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c) of Code Section 14-2-824, in which authorization directors who do not qualify as disinterested directors may participate; or

      (2) By the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.


14-2-854  Court-ordered indemnification and advances for expenses.

     (a) A director who is a party to a proceeding because he or she is a director may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall:

     (1) Order indemnification or advance for expenses if it determines that the director is entitled to indemnification under this part; or

     (2) Order indemnification or advance for expenses if it determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director or to advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Code Section 14-2-851, failed to comply with Code Section 14-2-853, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Code Section 14-2-851, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

     (b) If the court determines that the director is entitled to indemnification or advance for expenses under this part, it may also order the corporation to
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pay the director's reasonable expenses to obtain court-ordered indemnification or advance for expenses.


14-2-855  Determination and authorization of indemnification.

     (a) A corporation may not indemnify a director under Code Section 14-2-851 unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of the director is permissible in the circumstances because he or she has met the relevant standard of conduct set forth in Code Section 14-2-851.

     (b) The determination shall be made:

     (1) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

     (2) By special legal counsel:

      (A) Selected in the manner prescribed in paragraph (1) of this subsection; or
      (B) If there are fewer than two disinterested directors, selected by the board of directors (in which selection directors who do not qualify as disinterested directors may participate); or

     (3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

     (c) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subparagraph

     (b) (2) (B) of this Code section to select special legal counsel.


14-2-856  Shareholder approved indemnification.

     (a) If authorized by the articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation may indemnify or obligate itself to indemnify a director made a party to a proceeding including a proceeding brought by or in the right of the corporation, without regard to the limitations in other Code sections of this part, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization.

     (b) The corporation shall not indemnify a director under this Code section for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:

      (1) For any appropriation, in violation of the director's duties, of any business opportunity of the corporation;

      (2) For acts or omissions which involve intentional misconduct or a knowing violation of law;

      (3) For the types of liability set forth in Code Section 14-2-832; or

      (4) For any transaction from which he or she received an improper personal benefit.

     (c) Where approved or authorized in the manner described in subsection (a) of this Code section, a corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

      (1) The director furnishes the corporation a written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in subsection (b) of this Code section; and

      (2) The director furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that the director is not entitled to indemnification under this

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 Code section.

14-2-857  Indemnification of officers, employees, and agents.

     (a) A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

      (1) To the same extent as a director; and

      (2) If he or she is not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes:

     (A) Appropriation, in violation of his or her duties, of any business opportunity of the corporation;

     (B) Acts or omissions which involve intentional misconduct or a knowing violation of law;

     (C) The types of liability set forth in Code Section 14-2-832; or

     (D) Receipt of an improper personal benefit.

    (b) The provisions of paragraph (2) of subsection (a) of this Code section shall apply to an officer who is also a director if the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

    (c) An officer of a corporation who is not a director is entitled to mandatory indemnification under Code Section 14-2-852, and may apply to a court under Code Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

    (d) A corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.


14-2-858 Insurance.

     A corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this part.


14-2-859  Application of part.

     (a) A corporation may, by a provision in its articles of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in subsection (c) of Code Section 14-2-853 or subsection (c) of Code Section 14-2-855. Any such provision that obligates the corporation to provide indemnification to the fullest extent permitted by law shall be deemed to obligate the corporation to advance funds to pay for or reimburse expenses in accordance with Code Section 14-2-853 to the fullest extent permitted by law, unless the provision specifically provides otherwise.

     (b) Any provision pursuant to subsection (a) of this Code section shall not obligate the corporation to indemnify or advance expenses to a director of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided. Any provision for indemnification or advance for expenses in the articles of incorporation,
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bylaws, or a resolution of the board of directors or shareholders, partners, or, in the case of limited liability companies, members or managers of a predecessor of the corporation or other entity in a merger or in a contract to which the predecessor is a party, existing at the time the merger takes effect, shall be governed by paragraph (3) of subsection (a) of Code Section 14-2-1106.

     (c) A corporation may, by a provision in its articles of incorporation, limit any of the rights to indemnification or advance for expenses created by or pursuant to this part.

     (d) This part does not limit a corporation's power to pay or reimburse expenses incurred by a director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.

     (e) Except as expressly provided in Code Section 14-2-857, this part does not limit a corporation's power to indemnify, advance expenses to, or provide or maintain insurance on behalf of an employee or agent.